Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717)975-5809	(717) 975-5718

FOR IMMEDIATE RELEASE

Rite Aid Announces Early Results of Exchange Offer for Up to $600 Million Principal Amount of its Senior Notes Due 2023

CAMP HILL, Pa. (Jan. 21, 2020) – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced the early results of its previously announced offer to exchange (the “Exchange Offer”) up to $600 million aggregate principal amount (the “Maximum Amount”) of its outstanding 6.125% Senior Notes due 2023 (the “Old Notes”) for newly issued 7.500% Senior Secured Notes due 2025 (the “New Notes”), upon the terms and subject to the conditions set forth in the offering memorandum dated January 6, 2020 (the “Offering Memorandum”). The purpose of the Exchange Offer is to improve the Company’s maturity profile by extending the maturity date of a portion of the Old Notes from April 2023 to July 2025.

As of 5:00 p.m., New York City time, on January 17, 2020 (such date and time, the “Early Deadline”), $1,633,938,000 million aggregate principal amount of the Old Notes, representing approximately 93.18% of the outstanding Old Notes, were validly tendered (and not validly withdrawn) pursuant to the Exchange Offer. Rite Aid expects to accept for purchase the Maximum Amount of validly tendered (and not validly withdrawn) Old Notes (the “Purchased Notes”). Because the aggregate principal amount of Old Notes validly tendered (and not validly withdrawn) at or prior to the Early Deadline exceeded the Maximum Amount, Old Notes validly tendered (and not validly withdrawn) at or prior to the Early Deadline will be accepted on a pro rata basis up to the Maximum Amount, subject to a proration factor of approximately 36.74%, and the balance of Old Notes not accepted for exchange will be returned to holders. No Old Notes tendered in the Exchange Offer after the Early Deadline will be accepted for purchase.

Holders of the Purchased Notes will receive the Total Exchange Consideration of $1,000 principal amount of New Notes per $1,000 principal amount of Old Notes accepted for purchase, which amount includes the Early Tender Payment of $50 principal amount of New Notes per $1,000 principal amount of Old Notes. Holders of the Purchased Notes will also receive payment of accrued and unpaid interest in cash to, but not including, the settlement date for the Exchange Offer, which is expected to be February 5, 2020.

The Exchange Offer will expire at 11:59 p.m., New York City time, on February 3, 2020. The Company reserves the right to amend, extend or terminate the Exchange Offer at any time, subject to applicable law. The Exchange Offer is subject to certain customary conditions described in the Offering Memorandum.

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Rite Aid Press Release – page 2

The Exchange Offer and the issuance of the New Notes have not been and will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and will be issued only to (i) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) and (ii) non-“U.S. persons” who are outside the United States in compliance with Regulation S under the Securities Act (“Regulation S”). Non U.S.-persons may also be subject to additional eligibility criteria.

Available Documents and Other Details

Documents relating to the Exchange Offer will only be distributed to holders of the Old Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws. Holders of Old Notes who desire to complete an eligibility form should either visit https://gbsc-usa.com/eligibility/riteaid or request instructions by sending an e-mail to contact@gbsc-usa.com or by calling Global Bondholder Services Corporation, the information and exchange agent for the Exchange Offer, at (toll-free) (866) 470-3900 or (banks and brokers) (212) 430-3774. The eligibility form is also available electronically at: http://gbsc-usa.com/eligibility/riteaid.

The complete terms and conditions of the Exchange Offer are set forth in the Offering Memorandum. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes or any other securities. The Exchange Offer is only being made pursuant to the Offering Memorandum. The Exchange Offer is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over 1.6 million Americans daily. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,400 retail pharmacy locations across 18 states. Through EnvisionRxOptions, we also deliver pharmacy benefit management to approximately 1,900 clients and 3.4 million members.

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid’s competitive position and ability to realize its growth initiatives and operating efficiencies; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

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Rite Aid Press Release – page 3

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our ability to complete the transaction described herein, and any resulting charges or impact on our financial results; our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements rates and their efforts to limit access to payor networks; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; the inability to complete the sale of the remaining Rite Aid distribution center and related assets to Walgreens Boots Alliance, Inc. due to failure to satisfy the minimal remaining conditions applicable only to the distribution center being transferred at such distribution center closing; our ability to successfully execute and achieve benefits from our recent change in senior leadership; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan; and the outlook for and future growth of the Company.

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